     As filed with the Securities and Exchange Commission on July 2, 1997

                                                  REGISTRATION STATEMENT NO. 33-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            BRADLEY REAL ESTATE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        MARYLAND                                        04-6034603
(STATE OF INCORPORATION)                (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                         40 SKOKIE BOULEVARD, SUITE 600
                         NORTHBROOK, ILLINOIS 60062-1626
                                 (847) 272-9800
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)


                 BRADLEY REAL ESTATE, INC. AMENDED AND RESTATED
                      1993 STOCK OPTION AND INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                   ----------

                                THOMAS P. D'ARCY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            BRADLEY REAL ESTATE, INC.
                         40 SKOKIE BOULEVARD, SUITE 600
                            NORTHBROOK, IL 60062-1626
                                 (847) 272-9800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                 WITH COPIES TO:

                              WILLIAM B. KING, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                                 53 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                                   ----------

                                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
 Title of Securities Being    Amount to be    Proposed Maximum Offering   Proposed Maximum Aggregate      Amount of
         Registered          Registered (1)        Price Per Share              Offering Price        Registration Fee
----------------------------------------------------------------------------------------------------------------------
        Common Stock            600,000               $19.26(2)                   $11,556,000                  $3,502

======================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the Bradley Real Estate, Inc. Amended and Restated 1993 Stock Option and Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) This estimate is based on the average of the high and low sales prices of the common stock of Bradley Real Estate, Inc. par value $.01 per share, as reported on the New York Stock Exchange on June 30, 1997, pursuant to Rule 457(c) and (h) under the Securities Act, solely for purposes of determining the registration fee.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         This Registration Statement on Form S-8 relates to shares of the Common Stock, par value $.01 per share (the "Common Stock"), of Bradley Real Estate, Inc. (the "Registrant"), which may be issued under the Registrant's Amended and Restated 1993 Stock Option and Incentive Plan (the "Plan"). Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-65180) as previously filed with the Securities and Exchange Commission (the "Commission") on December 30, 1994, covering 450,000 shares of Common Stock that may be issued pursuant to the Plan. This Registration Statement is being filed to register an additional 600,000 shares of the Registrant's Common Stock subject to issuance under the Plan.

         The Registrant also incorporates by reference the documents listed in
(a) through (d) below, which have previously been filed with the Commission.

        (a) The Registrant's Annual Report on Form 10-K405 for the fiscal year ended December 31, 1996 filed March 31, 1997.

        (b) The Registrant's Annual Report on Form 10-K405/A for the fiscal year ended December 31, 1996 filed May 12, 1997.

        (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed May 14, 1997.

        (d) The description of the Registrant's Common Stock contained in or incorporated by reference in its Registration Statement on Form 8-A (File No. 1-10328) filed August 6, 1994, effective October 17, 1994.

         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of the Registrants's Common Stock to be offered hereby will be passed upon for the Registrant by Goodwin, Procter & Hoar LLP, Boston, Massachusetts. William B. King, whose professional corporation is a partner of Goodwin, Procter & Hoar LLP, is Secretary (but not an executive officer) of the Registrant and is the beneficial owner of approximately 8,700 shares of the Registrant's Common Stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Registrant contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

         The charter of the Registrant authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(i) any present or former director, officer, agent, employee or plan administrator of the Registrant or of its predecessor Bradley Real Estate Trust (the "Trust") or (ii) any individual who, at the request of the Registrant, serves or has served in any of these capacities with another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise. The By-laws of the Registrant obligate it, to the maximum extent permitted by Maryland law, to indemnify (a) any present or former director or officer of the Registrant, (b) any individual who, at the request of the Registrant, serves or has served another corporation, partnership, joint venture, trust or other enterprise as a director or officer or (c) any present or former Trustee or officer of the Trust.

         The MGCL requires a corporation (unless its charter provides otherwise, which the Registrant's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires a corporation as a condition to advancing expenses, to obtain (x) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized by the By-laws and (y) a written statement by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

         The Registrant has claims-made directors and officers liability insurance policies that insure the directors and officers of the Company against loss from claimed wrongful acts and insure the Registrant for indemnifying the directors and officers against such loss. The policy limits of liability are $10,000,000 in the aggregate each policy year and are subject to a retention of $150,000 of loss by the Company.


ITEM 8.  EXHIBITS.

         The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibits
--------

        +4.1 Form of Stock Certificate for shares of Common Stock of the Registrant, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K dated October 17, 1994.
        +4.2 Articles of Amendment and Restatement of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K dated October 17, 1994.
        +4.3    By-laws of the Registrant incorporated by reference to Exhibit
                3.3 of the Registrant's Current Report on Form 8-K dated October 17, 1994.
        5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
        23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
        23.2    Consent of KPMG Peat Marwick LLP, Independent Accountants.
        24.1 Powers of Attorney (included on the signature page of this Registration Statement).
        +99.1 Bradley Real Estate, Inc. Amended and Restated 1993 Stock Option and Incentive Plan, incorporated by reference to Exhibit 10.4 of the Registrant's Annual Report on Form 10-K405 dated March 19, 1997.

---------------
+    Previously Filed


ITEM 9. UNDERTAKINGS

        (a)     The undersigned Registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
        Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois, on the day of May 30, 1997.

                                              BRADLEY REAL ESTATE, INC.


                                              By: /s/ Thomas P. D'Arcy
                                                  -----------------------------
                                                  Thomas P. D'Arcy, President

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints Thomas P. D'Arcy and Irving E. Lingo, Jr., and each of them singly, his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any other documents in connection therewith with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


       Name                              Title                         Date

/s/ Thomas P. D'Arcy          President, Chief Executive Officer   May 30, 1997
--------------------------    and Director
Thomas P. D'Arcy


/s/ Irving E. Lingo, Jr.      Senior Vice President and Chief      May 30, 1997
--------------------------    Financial Officer
Irving E. Lingo, Jr.


/s/ David M. Garfinkle        Controller                           May 30, 1997
--------------------------
David M. Garfinkle


/s/ Joseph E. Hakim           Director, Chairman of the Board      May 30, 1997
--------------------------
Joseph E. Hakim


/s/ William L. Brown          Director                             May 30, 1997
--------------------------
William L. Brown


/s/ Stephen G. Kasnet         Director                             May 30, 1997
--------------------------
Stephen G. Kasnet


/s/ Paul G. Kirk, Jr.         Director                             May 30, 1997
--------------------------
Paul G. Kirk, Jr.


/s/ W. Nicholas Thorndike     Director                             May 30, 1997
--------------------------
W. Nicholas Thorndike


/s/ A. Robert Towbin          Director                             May 30, 1997
--------------------------
A. Robert Towbin

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.                   Description
-----------                   -----------


   +4.1    Form of Stock Certificate for shares of Common Stock
           of the Registrant.
   +4.2    Articles of Amendment and Restatement of Bradley
           Real Estate, Inc.
   +4.3    By-laws of the Registrant.
    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
   23.1    Consent of Goodwin, Procter & Hoar LLP (included in
           Exhibit 5.1 hereto).
   23.2    Consent of KPMG Peat Marwick LLP, Independent Accountants.
   24.1 Powers of Attorney (included on the signature page of this Registration Statement).
  +99.1 Bradley Real Estate, Inc. Amended and Restated 1993 Stock Option and Incentive Plan.


-----------------

+    Previously Filed